Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Board of Directors
Isabella Bank Corporation
Mt. Pleasant, MI
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan of our integrated audit report dated February 29, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears on page 34 of Form 10-K for the year ended December 31, 2007.

/s/ REHMANN ROBSON, P.C.

Saginaw, Michigan
June 2, 2008